UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street
Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Board of Directors of Lindsay Corporation (the “Company”) increased the size of the Board from eight to nine directors and appointed David B. Rayburn to the Board effective November 17, 2014. Mr. Rayburn was also appointed to serve on the Audit Committee. Mr. Rayburn is a member of the class of directors with a term expiring at the Company’s annual meeting of stockholders to be held in 2017. Mr. Rayburn will receive compensation for serving as a director consistent with the description of compensation of non-employee directors contained in the Company’s proxy statement under the heading “Compensation of Directors.”

A copy of the Company’s press release announcing the appointment of Mr. Rayburn to the Board of Directors is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

99.1	Press Release, dated November 17, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014	LINDSAY CORPORATION

	By:	/s/ Jim Raabe
Vice President and Chief Financial Officer